Exhibit 99.1

Soliton, Inc.

5304 Ashbrook Drive

Houston, TX 77081

CONTACT:     Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

soly@lythampartners.com

Soliton Announces $9.45 Million Private Placement

Financing Led by Remeditex Ventures, the Company’s Largest Shareholder

HOUSTON, June 17, 2019 -- Soliton, Inc. (NASDAQ: SOLY), a medical device company with a novel and proprietary platform technology licensed from The University of Texas on behalf of the MD Anderson Cancer Center (“MD Anderson”), today announced that it has entered into definitive agreements with certain institutional and accredited investors to raise aggregate gross proceeds of approximately $9.45 million through the private placement of its equity securities. The financing was led by Remeditex Ventures, LLC, the Company’s largest shareholder, which agreed to purchase $5.0 million of the securities in the private placement.

Soliton will sell an aggregate of 675,000 shares of the Company’s common stock at $14.00 per share. Each share will be sold together with a warrant to purchase 0.7 shares of common stock. Each warrant has an exercise price of $16.00 per share. The warrants are exercisable on the effective date of the registration statement pursuant to which the resale of the shares of common stock underlying the warrants are registered and will have a term of five years from such date. The offering is expected to close on or about June 19, 2019, subject to customary closing conditions.

Soliton intends to use the net proceeds from the offering for working capital purposes.

Roth Capital Partners is acting as lead placement agent for the transaction. Boustead Securities and Maxim Group are acting as co-placement agents.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities to be sold in the offering have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Soliton has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement. Soliton has agreed to file the registration statement no later than July 17, 2019. If any shares are unable to be included on the initial registration statement, Soliton has agreed to file subsequent registration statements until all the shares have been registered, and the registration rights agreement imposes certain customary cash penalties on Soliton for its failure to satisfy specified filing and effectiveness time periods.

About Soliton, Inc.

Soliton, Inc. is a medical device company with a novel and proprietary platform technology licensed from MD Anderson. The Company’s first FDA cleared commercial product will use rapid pulses of acoustic shockwaves as an accessory to lasers for the removal of unwanted tattoos. The Company is based in Houston, Texas, and is actively engaged in bringing the Rapid Acoustic Pulse (“RAP”) device to the market. The Company believes this "Soliton" method has the potential to lower tattoo removal costs for patients, while increasing profitability to practitioners, compared to current laser removal methods. Soliton is investigating potential additional capabilities of the RAP technology in preclinical testing, including the potential to assist existing fat reduction technology in the reduction of fat as well as improving the appearance of cellulite by creating mechanical stress at the cellular level and inducing significant collagen growth.

For more information about the Company, please visit: http://www.soliton.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, whether the offering of securities will close on a timely basis, if at all. These statements relate to future events, future expectations, plans and prospects. Although Soliton believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Soliton has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under in our SEC filings, including under the heading "Item 1A. Risk Factors" in the Form 10-K for year ended December 31, 2018 we filed with the SEC and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Soliton undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

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